Exhibit 10.1

2018 STOCK AND INCENTIVE PLAN

(As approved by the stockholders May 16, 2018)

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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Section 1             Establishment, Purpose, and Effective Date of Plan

1.1         Establishment.  First Midwest Bancorp, Inc., a Delaware corporation, hereby establishes this “First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan.”

1.2         Purpose.  The purpose of the Plan is to advance the interests of the Company by providing to employees additional incentives and motivation toward superior performance of the Company and its Subsidiaries, and by enabling the Company and its Subsidiaries to attract and retain the services of employees upon whose judgment, interest and effort the successful conduct of its operations is largely dependent.

1.3         Effective Date.  The Plan shall become effective immediately upon the approval of the stockholders at the Company’s 2018 Annual Meeting of Stockholders.

Section 2             Definitions

2.1         Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)          “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share or Other Award granted under this Plan.

(b)          “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(c)           “Board” means the Board of Directors of the Company.

(d)          “Cause” shall mean any one of the following:

(i)           gross misconduct in, or the continued and willful refusal by the Participant (other than as a result of physical or mental incapacity) after written notice by the Company to perform the Participant’s duties for the Company or a Subsidiary; or

(ii)           conviction for a felony for a matter related to the Company or a Subsidiary; or

(iii)          suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his or her duties and responsibilities to the Company or a Subsidiary.

(e)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)           “Committee” means the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan.  The Committee shall consist of three or more independent members of the Board, and shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) any rules and regulations of the NASDAQ Global Select Market (or such other stock exchange on which the Stock is traded), and (iii) to the extent applicable, Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations).  Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee.

(g)          “Company” means First Midwest Bancorp, Inc., a Delaware corporation.

(h)          “Director” means a director of the Company or a Subsidiary.

(i)           “Disability” means totally and permanently disabled as defined in the First Midwest Bancorp, Inc. Consolidated Pension Plan as in effect on the Effective Date.

(j)           “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(k)          “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(l)           “Fair Market Value” means the average of the highest and lowest prices of the Stock as reported by the Nasdaq Global Select Market on a particular date.  In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(m)         “Full Value Award” means any Award under the Plan pursuant to which shares may be issued, other than Options and SARs.

(n)          “Minimum Vesting Period” means a vesting period of not less than one year.

(o)          “Option” means the right to purchase Stock at a stated price for a specified period of time.  For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option,” or “ISO,” within the meaning of Section 422 of the Code, (ii) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (iii) any other type of option encompassed by the Code.

(p)          “Other Award” means an Award, other than a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Unit or a Performance Share granted under this Plan, including the right to receive cash bonuses or other cash incentive compensation or Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation plan established from time to time by the Company.

(q)          “Participant” means any Employee designated by the Committee to participate in the Plan.

(r)           “Performance-Based Award” means an Award that is subject to Performance Goals.

(s)           “Performance Criteria” means criteria or objectives selected by the Committee, which are to be satisfied or met during the applicable Period of Restriction or performance period, as the case may be, as a condition to or with respect to the determination of the amount of shares of Stock or cash to be paid with respect to Award(s) subject to Performance Criteria.  Performance Goals may, but need not be, based on one or more of the following Performance Criteria:  (i) return measures (including, but not limited to, total stockholder return, return on assets and return on equity), (ii) income or earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income), (iii) revenue measures, (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality, and investments), (vi) wealth management measures (including, but not limited to, assets under management, held in trust or in custody, client growth, client retention and wealth management fees), (vii) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings), (viii) the Fair Market Value of shares of Stock, (ix) employee, customer or market-related objectives (including, but not limited to, employee satisfaction, customer growth, customer retention, customer satisfaction, number or type of customer relationships, and market share), (x) achievement of balance sheet or income statement objectives, (xi) individual Participant or team performance objectives (including, but not limited to, key performance indicators, strategic or operational objectives, or project or personnel management), or (xii) other financial, accounting or quantitative objectives established by the Committee.

(t)           “Performance Goals” means the goals established by the Committee for a Period of Restriction or performance period based upon the Performance Criteria selected by the Committee.  The Performance Criteria and objectives constituting Performance Goals may include adjustments to include or exclude the effects of certain events as may be determined by the Committee, including, but not limited to:  changes in accounting standards or principles, tax law, or other such laws or provisions affecting reported results; an acquisition or divestiture; discontinued operations; claims, judgments or settlements; or other unusual, infrequently occurring or unplanned items, such as restructuring expenses, acquisition expenses, including writedowns or expenses related to goodwill and other intangible assets, stock offerings, and stock repurchases and loan loss provisions.  The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee.  The Performance Criteria and objectives constituting Performance Goals may be particular to a line of business, Subsidiary, division or other unit or the Company generally.

(u)          “Performance Share” means a right to receive a payment in cash or shares of Stock equal to the value of a Performance Share as determined by the Committee based on performance and pursuant to Section 10 of the Plan.

(v)           “Performance Unit” means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee based upon performance and pursuant to Section 10 of the Plan.

(w)          “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.2 of the Plan.

(x)           “Plan” means the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan, as set forth herein and any amendments hereto.

(y)           “Predecessor Plan” means the First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as from time to time amended.

(z)           “Predecessor Plan Award” means an award outstanding under the Predecessor Plan as of the Effective Date.

(aa)        “Qualifying Termination” means termination of a Participant’s employment with the Company and all Subsidiaries upon a Change in Control or within the 24 months after a Change in Control, which termination of employment is either by the Company or Subsidiary without cause or by the Participant for good reason.  Whether a termination of employment is without cause or for good reason shall be determined under the terms of the employment agreement to which the Participant is a party or of a severance plan applicable to the Participant.  If the Participant is not a party to an employment agreement or covered by a severance plan, cause shall be determined under the definition of “Cause” set forth in this Plan and good reason shall be determined under the definition, if any, set forth in the Award Agreement.

(bb)        “Restricted Stock” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(cc)         “Restricted Stock Unit” means a right to receive a payment equal to the value of a share of Stock pursuant to Section 9 of the Plan.

(dd)        “Retirement” means termination of employment as an Employee for any reason (other than death or under circumstances determined by the Company or a Subsidiary to be Cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or Subsidiary, if any, provided by the Committee in the applicable Award Agreement, or any amendment or modification thereof, as constituting “Retirement” for purposes of such Award.

(ee)        “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(ff)          “SAR” or “Stock Appreciation Right” means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

(gg)        “Stock” means the Common Stock, par value $0.01 per share, of the Company.

(hh)        “Subsidiary” means First Midwest Bank and any entity that is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

2.2         Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3             Eligibility and Participation

3.1         Eligibility and Participation.  Persons eligible to participate in this Plan include all Employees.  The Committee may from time to time select those Employees to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Employee shall have any right to be granted an Award, or if previously granted an Award, to be granted a subsequent Award under this Plan.

Section 4             Administration

4.1         Administration.  The Committee shall be responsible for the administration of the Plan.  The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be recipients of such Awards.  The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.  To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board may act as the Committee hereunder.

4.2         Delegation of Authority.  The Committee may authorize the Chief Executive Officer of the Corporation and other senior officers of the Company to designate Employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions that the Committee is authorized to take under this Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act.  Authority delegated by the Committee under this Section 4.2 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

4.3         Award Agreements.  Each Award shall be evidenced by an Award Agreement that shall be signed by an authorized officer of the Company and, if required, by the Participant.  The Award Agreement shall contain such terms and conditions as may be authorized or approved by the Committee.  An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

Section 5             Stock Subject to Plan

5.1         Number of Shares Available for Awards.  The total number of shares of Stock that may be issued pursuant to Awards under the Plan may not exceed the sum of (a) 2,000,000 and (b) the number of shares of Stock that are authorized, but not issued (including such shares of Stock subject to outstanding awards), under the Predecessor Plan as of the Effective Date.  The aggregate number of shares of Stock available with respect to Awards under the Plan shall be reduced by one share for each share to which an Award relates.  The exercise or settlement of an Option or SAR reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the Option or SAR relates, not just the net amount of shares of Stock actually issued upon exercise or settlement.  Awards payable or settled solely in cash shall not reduce the number of shares available for issuance under the Plan.  Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.  The number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5.4.  The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

5.2         Reuse of Shares.  If shares of Stock subject to an outstanding Award under this Plan or a Predecessor Plan Award are not issued, or are cancelled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award or Predecessor Plan Award, then the shares of Stock subject to such Award or Predecessor Plan Award shall, to the extent of such non-issuance, forfeiture, termination, surrender, cancellation or expiration, be available for Awards under the Plan.  All Predecessor Plan Awards outstanding on the Effective Date shall continue in full force and effect in accordance with their terms and the Predecessor Plan, and no provision of this Plan shall be deemed to amend or otherwise modify the rights or obligations of the holders of those Predecessor Plan Awards.  In no event shall the following shares of Stock become available for issuance under this Section 5.2:

(a)          Shares of Stock tendered or attested as payment of the exercise price of an Option or a Predecessor Plan Award;

(b)          Shares of Stock tendered or withheld as payment of withholding taxes with respect to an Award or a Predecessor Plan Award;

(c)           Shares of Stock reacquired by the Company using amounts received upon the exercise of an Option; and

(d)          Shares of Stock not issued in connection with the exercise or settlement of a SAR.

5.3         Minimum Vesting Period.  The Committee shall not grant any Award unless such Award upon grant satisfies the Minimum Vesting Period; provided, however, the Committee may permit vesting prior to the expiration of the Minimum Vesting Period in the event of a Participant’s death or Disability, or the occurrence of a Change in Control, and, provided further, that the Committee may grant Awards that do not satisfy the Minimum Vesting Period relating to an aggregate of five percent (5%) or fewer of the aggregate number of shares of Stock  authorized for issuance under the Plan (which limitation shall be subject to adjustment as provided in Section 5.4 hereof).

5.4         Adjustment in Authorized Shares and Limitations.  In the event of any change in the outstanding shares of Stock that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5.1, the number of Shares subject to each outstanding Award and the other terms thereof, and the limitations set forth in Section 5.3, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of performance periods.  Any adjustment of any Options or SARs under this Section 5.4 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and Section 1.409A-1(b)(5)(D) of the regulations promulgated under Section 409A of the Code.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.  Subject to the provisions of Section 14, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

5.5         No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs granted under the Plan, nor may any Option or SAR under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price or exchanged for cash or another Award, nor may the Board amend the Plan to permit such repricing or exchange of Options or SARs granted under the Plan, unless the stockholders of the Company provide prior approval for such repricing, surrender, exchange or amendment.  Adjustments pursuant to Section 5.4 shall not be considered a repricing.

Section 6             Duration of Plan

6.1         Duration of Plan.  This Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 15 hereof, until all shares of Stock subject to it shall have been issued or acquired pursuant to the provisions hereof.  Notwithstanding the foregoing, no Award may be granted under the Plan on or after the tenth anniversary of the Effective Date.

Section 7             Stock Options

7.1         Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

7.2         Option Price.  No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

7.3         Exercise of Options.  Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants.  Each Option that is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

7.4         Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock.  The Option price upon exercise of any Option shall be payable to the Company in full either:

(a)          in cash or its equivalent (including, for this purpose, the proceeds from a broker-assisted, cashless exercise),

(b)          by tendering shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option price (including, for this purpose, Stock deemed tendered by attestation of ownership),

(c)           by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law, or

(d)          by a combination of (a), (b), and (c).

As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates (or book-entries) representing the acquired shares of Stock.  For purposes of the foregoing, Fair Market Value shall be determined on the date of Option exercise.  No dividends or dividend equivalent amounts shall be paid with respect to any Options.

7.5         Limitations on ISOs.  Not more than 2,000,000 shares of Stock authorized for issuance under this Plan may be issued pursuant to Incentive Stock Options.  The foregoing limitation shall be subject to adjustment under Section 5.4.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)          The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options.

(b)          Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

(c)           All Incentive Stock Options must be granted prior to March 20, 2028, the tenth anniversary of the date on which this Plan was adopted by the Board.

(d)          Unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant.

7.6         Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

7.7         Effect of Termination of Employment.  The disposition of each Option held by a Participant in the event of termination of employment as an Employee shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the Option shall be determined in accordance with Sections 7.8 and 7.9 below.

7.8         Termination of Employment Due to Death, Disability or Retirement.  In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, any outstanding Options then exercisable may be exercised at any time prior to the expiration date of the Options or within three (3) years after such date of termination of employment, whichever period is shorter.  For purposes of the preceding sentence, in the event such termination is due to death or Disability, then any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination.  However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised within three (3) months after the date of termination, or twelve (12) months in the case of death or Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code.

7.9         Termination of Employment other than Due to Death, Disability or Retirement.  If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that in the event such termination of employment occurs after a Change-in-Control (as defined in Section 14.2 of the Plan), the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three (3) years after such date of termination of employment, whichever first occurs.  Notwithstanding the foregoing, where termination of employment is involuntarily for Cause, rights under all Options shall terminate immediately upon termination of employment.

7.10       Nontransferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Section 8             Stock Appreciation Rights

8.1         Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

8.2         Exercise of SARs.  To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the applicable Award Agreement, which need not be the same for all Participants.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

8.3         Payment of SAR Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)          The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant), by

(b)          The number of shares with respect to which the SAR is exercised.

No dividends or dividend equivalent amounts shall be paid with respect to any SARs.

8.4         Form and Timing of Payment.  Payment to a Participant of the amount due upon SAR exercise will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined under Section 8.3 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

8.5         Term of SAR.  The term of a SAR granted under the Plan shall not exceed ten years and one day.

8.6         Effect of Termination of Employment.  The disposition of each SAR held by a Participant in the event of termination of employment as an Employee shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the SAR shall be determined in the same manner as applicable to Options set forth in Sections 7.8 and 7.9 above.

8.7         Nontransferability of SARs.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 9             Restricted Stock and Restricted Stock Units

9.1         Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.  Except as otherwise provided in this Section 9, after the last day of the Period of Restriction (a) Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one share of Stock with respect to each Restricted Stock Unit.

9.2         Transferability.  Except as provided in Section 9.10 hereof, the shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the applicable Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals), as specified by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

9.3         Other Restrictions.  The Committee shall impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates or book-entries representing Restricted Stock to give appropriate notice of such restrictions.

9.4         Voting Rights.  Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.  A Participant will have no voting rights with respect to Restricted Stock Units.

9.5         Dividends and Other Distributions.  Except as otherwise provided in the applicable Award Agreement, during the Period of Restriction, Participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder shall be credited with dividend equivalent amounts equal to all dividends and other distributions paid with respect to those shares of Restricted Stock or the number of shares covered by such Restricted Stock Units while they are so held, and shall be entitled to receive any such dividend equivalent amounts when the Period of Restriction has lapsed.  If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

9.6         Effect of Termination of Employment.  The disposition of each Restricted Stock or Restricted Stock Unit Award held by a Participant in the event of termination of employment as an Employee shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the Restricted Stock or Restricted Stock Unit Award shall be determined in accordance with Sections 9.7, 9.8 and 9.9 below.

9.7         Termination of Employment Due to Retirement.  In the event a Participant’s employment terminates due to Retirement, the Period of Restriction applicable to the Restricted Stock or the Restricted Stock Units shall automatically terminate and, except as otherwise provided in Section 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock or any and all Restricted Stock Units, or add such new restrictions to those shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

9.8         Termination of Employment Due to Death or Disability.  In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock or to the Restricted Stock Units pursuant to Section 9.2 hereof shall automatically terminate and, except as otherwise provided in Section 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable.

9.9         Termination of Employment for Reasons other than Death, Disability or Retirement.  In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.7 and 9.8 hereof during the Period of Restriction, then any shares of Restricted Stock and any Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares or units, and/or may add such new restrictions to such shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

9.10       Nontransferability.  No shares of Restricted Stock or Restricted Stock Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction.  All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

Section 10             Performance Units and Performance Shares

10.1       Grant of Performance Units or Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

10.2       Value of Performance Units and Performance Shares.  Each Performance Unit shall have the initial value set forth in the Award Agreement and each Performance Share initially shall represent one share of Stock.  The Committee shall establish Performance Goals in its discretion, which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or number of shares of Stock payable to the Participant.  The time period during which the Performance Goals must be met shall be called a performance period and also is to be determined by the Committee.

10.3       Payment of Performance Units and Performance Shares.  After a performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined in accordance with Section 10.2.

10.4       Form and Timing of Payment.  Payment in Section 10.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee.  Payment may be made in a lump sum or installments as prescribed by the Committee.  To the extent that dividends or dividend equivalents are credited to Performance Units or Performance Shares, such amounts shall not be paid until the holder of such Performance Units or Performance Shares is entitled to receive the value thereof in accordance with Section 10.3  If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

10.5       Effect of Termination of Employment.  The disposition of each Performance Unit or Performance Share held by a Participant in the event of termination of employment as an Employee, shall be determined by the Committee and set forth in the applicable Award Agreement or any amendment or modification thereof.  To the extent the applicable Award Agreement or amendment or modification thereof does not expressly provide for such disposition, the disposition of the Performance Units or Performance Shares shall be determined in accordance with Sections 10.6 and 10.7 below.

10.6       Termination of Employment Due to Death, Disability or Retirement.  In the case of death, Disability or Retirement, the holder of a Performance Unit or Performance Share shall receive pro rata payment based on the number of months’ service during the performance period but based on the achievement of Performance Goals during the entire performance period.  Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

10.7       Termination of Employment for Other Reasons.  In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture provisions and pay out on a pro rata basis.

10.8       Nontransferability.  No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the termination of the applicable performance period.  All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

10.9       Performance-Based Awards.  If the Committee determines to grant Performance Units or Performance Shares under this Section 10, or the Committee determines to provide that an Award under Section 7, 8, 9 or 11 shall be a Performance-Based Award, the Committee shall establish the Performance Goal or Performance Goals, the performance period or Period of Restriction and the amount that may be earned under the Award with respect to the achievement of the Performance Goals.  Upon completion of the performance period or Period of Restriction, the Committee shall determine the level of the Performance Goals achieved and the amount of the Award payable as a result thereof.  In making such determination, the Committee may adjust or eliminate the amount payable under the Award to take into account additional factors as the Committee may deem appropriate to the assessment of performance for the performance period.

Section 11             Other Awards

11.1       Grant of Other Awards.  Subject to the terms and conditions of the Plan, Other Awards (including, but not limited to, cash bonuses and other cash incentive compensation awards) may be granted to Participants at any time and from time to time as shall be determined by the Committee.

11.2       Terms of Other Awards.  Other Awards (including, but not limited to, cash bonuses and other cash incentive compensation awards) may be made free-standing or in tandem with, in replacement of, or as alternatives to Awards under Sections 7, 8, 9 or 10 of this Plan or of any other incentive or employee benefit plan of the Company.  An Other Award may provide for payment in cash or in Stock or a combination thereof.  Any cash bonus or other cash incentive compensation awards shall be on such terms and conditions and may have such performance goals as may be determined by the Committee in its discretion.  To the extent that dividends or dividend equivalents are credited under such Other Awards, such amounts shall not be paid until the underlying Other Award is paid.

Section 12             Beneficiary Designation

12.1       Beneficiary Designation.  Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 13             Rights of Employees

13.1       Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

13.2       Participation.  No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 14             Effect of Change in Control; Double-Trigger Vesting

14.1       In General.  Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Section 14 shall apply in the event of a Change in Control.

14.2       Definition.  For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a)          Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that the following shall not constitute a Change-in-Control:  (A) such person becomes a beneficial owner of 25% of more of the Voting Stock as the result of an acquisition of such stock directly from the Company, or (B) such person becomes a beneficial owner of 25% or more of the Voting Stock as a result of the decrease in the number of outstanding shares caused by the repurchase of shares by the Company, or (C) such person becomes a beneficial owner of 25% or more of the Voting Stock without any plan or intention to seek or affect control of the Company, if such person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests, such shares of Voting Stock so that such person ceases to beneficially own 25% or more of the Voting Stock; provided, further, that in the event a person described in clause (A) or (B) shall thereafter increase (other than in circumstances described in clause (A) or (B)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall then be deemed to become a beneficial owner of 25% or more of the Voting Stock for purposes of this paragraph (a), provided such person continues to beneficially own 25% or more of the Voting Stock after such subsequent increase in beneficial ownership; or

(b)          During any period of two (2) consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director, whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           The consummation of, a reorganization, merger or consolidation, the sale or other disposition of all or substantially all of the assets, or a similar transaction or series of transactions involving the Company (a “Business Combination”) in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from the Business Combination (including, without limitation, a corporation that as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the Company or such corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

(d)          The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under (a), (b), (c) and (d) above.

Notwithstanding the foregoing, if the payment of an amount under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” within the meaning of Code Section 409A and the regulations promulgated thereunder.

14.3       Vesting if No Substitute Award.  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 14.4 (a “Substitute Award”) is provided to the Participant pursuant to Section 5.4 to replace an outstanding Award (the “Substituted Award”):

(a)          Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)          Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units herein shall automatically terminate and the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of shares of Stock with respect to Restricted Stock Units shall occur pursuant to Section 9.1 above;

(c)           Each Award subject to Performance Goals held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such performance-based Award have been met during the applicable performance period up through and including the date of the Change in Control or (ii) the target number of shares of stock or target value of such Award established at the date of grant multiplied by the percentage of the performance period that has elapsed as of the date of the Change in Control; and

(d)          The treatment of any Other Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

14.4       Substitute Awards.  An Award shall meet the conditions of this Section 14.4 (and qualify as a Substitute Award) if:

(a)          it has a value at least equal to the value of the Substituted Award;

(b)          it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)           its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Substituted Award (including the double-trigger vesting provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 14.5).

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 14.4 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

14.5       Double-Trigger Vesting of Substitute Awards Upon Qualifying Termination.  In the event the Participant has a Qualifying Termination  in connection with or during the period of two (2) years after a Change in Control, all Substitute Awards held by the Participant to the extent not vested as of such Qualifying Termination, shall become fully vested, and if applicable, exercisable and free of restrictions.

Section 15             Amendment, Modification and Termination of Plan

15.1       Amendment, Modification, Suspension and Termination of Plan.  The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without stockholder approval:

(a)          except as provided in Section 5.4, increase the number of shares of Stock which may be issued under the Plan;

(b)          expand the types of Awards available to Participants under the Plan;

(c)           materially expand the class of persons eligible to participate in the Plan;

(d)          delete or limit the provisions in Sections 5.5, 7.2 and 8.3 prohibiting the repricing of Options and SARs, as applicable, or, except as provided under Section 5.4, reduce the price at which shares of Stock may be offered under Options or the grant date price applicable to a SAR;

(e)          extend the termination date for making Awards under the Plan;

(f)           amend Section 5.5; or

(g)          if such approval is required under (i) the rules and regulations of the NASDAQ Global Select Market or another national exchange on which the Stock is then listed, or (ii) other applicable law, rules or regulations.

15.2       Amendment or Modification of Awards.  The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Awards as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.3       Effect on Outstanding Awards.  No such amendment, modification or termination of the Plan pursuant to Section 15.1 above, or amendment or modification of an Award pursuant to Section 15.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Section 16             Tax Withholding

16.1       Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

16.2       Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Stock tendered to exercise such Option.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 17             Indemnification

17.1       Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 18             Additional Provisions

18.1       Requirements of Law.  The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2       Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

18.3       Other Restrictions, Limitations and Recoupment (Clawback).  A Participant’s rights, payments, and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture, or recoupment (clawback), delayed or deferred payment or holding period requirements:

(a)          Upon the occurrence of certain events or circumstances specified by the Committee in the applicable Award Agreement, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) fraud, illegality or misconduct, (iii) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (iv) breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (v) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries, (vi) failure to comply with or satisfy risk management requirements or objectives or (vii) requirements of applicable laws, rules or regulations.

(b)          In accordance with the forfeiture or repayment provisions of any recoupment (clawback) policy of the Company or any Subsidiary as now in effect or as may be adopted by the Company or any Subsidiary from time to time, or forfeiture or repayment requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards, including, but not limited to, as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required under applicable laws, rules or regulations.

(c)           If (i) events or circumstances described in such forfeiture or payment provisions or requirements occur, (ii) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Participant knowingly or grossly negligently engaged in the misconduct, knowingly or grossly negligently failed to prevent the misconduct, or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or (iii) other circumstances subjecting the Participant to the obligation to repay occur.

18.4       Election to Defer.  To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant.  Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

18.5       Code Section 409A.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement.  In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.